Filed pursuant to Rule 424(b)(5)

Registration Statement No. 333-220963

Prospectus Supplement

(To prospectus dated October 16, 2017)

ITUS CORPORATION

Up to 3,000,000 Shares of Common Stock

We have entered into an At Market Issuance Sales Agreement with B. Riley FBR, Inc. (“B. Riley FBR”) relating to the sale of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the At Market Issuance Sales Agreement, we may offer and sell up to 3,000,000 shares of our common stock, $0.01 par value per share, from time to time through B. Riley FBR acting as agent.

Our common stock is listed on The NASDAQ Capital Market under the symbol “ITUS.”The last reported sale price of our common stock on The NASDAQ Capital Market on November 16, 2017 was $2.83 per share. As of November 16, 2017, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $74,313,500 based on 16,606,254outstanding shares of common stock, of which approximately 14,892,485 shares are held by non-affiliates, and a per share price of $4.99, based upon the closing sale price of our common stock on September 26, 2017. During the 12 calendar month period that ends on, and includes, the date of this prospectus supplement, we have offered and sold $11,998,775 of our securities pursuant to General Instruction I.B.6 of Form S-3. At no time during the term of this offering will we sell securities for aggregate consideration in excess of the maximum amount available to us under General Instruction I.B.6 of Form S-3 ($12,772,391 as of the date hereof) unless the aggregate market value of our outstanding common stock held by non-affiliates exceeds $75,000,000. In the event that the aggregate market value of our outstanding common stock held by non-affiliates exceeds $75,000,000 subsequent to the date hereof, then the one third limitation on sales specified in General Instruction I.B.6(a) shall not apply to additional sales made pursuant to this prospectus supplement.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at the market equity offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. B. Riley FBR is not required to sell any specific dollar amount of shares, but will use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between B. Riley FBR and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

B. Riley FBR will be entitled to compensation at a fixed commission rate of 5% of the gross sales price per share sold. In connection with the sale of our common stock on our behalf, B. Riley FBR will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of B. Riley FBR will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to B. Riley FBR with respect to certain liabilities, including liabilities under the Securities Act.

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Investing in our securities involves a high degree of risk. You should read this prospectus supplement and the information incorporated herein by reference carefully before you make your investment decision. See “Risk Factors” beginning on page S-6 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

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B. RILEY FBR

The date of this prospectus supplement is November 17, 2017

Prospectus Supplement

Prospectus

You should rely only on the information we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus.

This prospectus supplement and any later prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

You should assume that the information contained in this prospectus supplement and in any other prospectus supplement is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any other prospective supplement for any sale of securities.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a shelf registration process. Under the shelf registration process, we may offer and sell 3,000,000 shares of our common stock from time to time under this prospectus supplement at prices and on terms to be determined by market conditions at the time of offering.

This prospectus supplement describes the specific terms of the common stock we are offering and also adds to, and updates information contained in the documents incorporated by reference into this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in, or incorporated by reference into this prospectus supplement and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and B. Riley FBR has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and B. Riley FBR is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the documents incorporated by reference into this prospectus supplement, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the documents incorporated by reference into this prospectus supplement, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation by Reference.”

We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into the prospectus supplement and accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise stated, all references to “us,” “our,” “ITUS,”“we, ”the “Company” and similar designations refer to ITUS Corporation. Our logo, trademarks and service marks are the property of ITUS Corporation. Other trademarks or service marks appearing in this prospectus supplement are the property of their respective holders.

S-i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference herein may contain forward looking statements that involve risks and uncertainties.  All statements other than statements of historical fact contained in this prospectus supplement and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,”or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors”or elsewhere in this prospectus supplement and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus supplement, and in particular, the risks discussed below and under the heading “Risk Factors ” and those discussed in other documents we file with the SEC. The following discussion should be read in conjunction with the consolidated financial statements for the fiscal years ended October 31, 2016 and 2015 and notes incorporated by reference herein. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

    You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus supplement. You are advised to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K and 10-K filed with the SEC.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement.  This summary does not contain all the information that you should consider before investing in our Company.  You should carefully read the entire prospectus supplement, including all documents incorporated by reference herein. In particular, attention should be directed to our “Risk Factors,” “Information With Respect to the Company,”  “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

Business Overview

ITUS Corporation, through its wholly owned subsidiary, Anixa Diagnostics Corporation (“Anixa”), is using the power of the immune system to diagnose cancer. CchekTM, our early cancer detection blood test, monitors subtle changes that occur in the immune system throughout early tumor formation and tumor growth. We hope that Cchek will one day become part of the standard blood work ordered for patients during routine doctor visits.

Cancer survival data from the past 50 years indicates that the earlier cancer is diagnosed, the higher the likelihood of survival. For many cancers, such as breast cancer and prostate cancer, early diagnoses (e.g., at stage 1 or stage 2) often result in cancer survival rates of between 90% and 100%, while later diagnoses (e.g., at stage 3 or stage 4) often result in survival rates of less than 30%. While much of the focus and research dollars have been spent trying to cure advanced cancers, the cancer survival data indicates that technologies which can find cancer early have the potential to have an enormous impact on increasing cancer survival rates and reducing cancer mortalities. For those cancers for which we currently have cancer detection technologies, we believe existing diagnostics are outdated, yielding results that are often inaccurate and unreliable for the doctor and invasive and expensive for the patient. For many other cancers, there are no effective means of early cancer detection.

Although early in its development, the efficacy of Cchek has already been demonstrated with 15 cancer types, including lung cancer, breast cancer, colon cancer, prostate cancer, pancreatic cancer, ovarian cancer, liver cancer, thyroid cancer and seven other cancers. When tested using blood samples from biopsy verified cancer patients and blood samples from healthy patients, Cchek has demonstrated a high degree of accuracy in detecting early and late stage cancers, and a high degree of reliability in distinguishing the blood of cancer patients from healthy patients. While many of the newest immunotherapy drugs are attempting to modify or enhance the power of the immune system to treat advanced cancers, we are relying on certain types of immune cells to diagnose cancer. Through the use of proprietary methodologies and protocols for identifying and monitoring these cells, including the use of artificial intelligence to interpret results, we believe that it will be possible to diagnose the presence of many types of cancer early with a relatively simple, inexpensive blood test.

 Over the next nine to 12 months, we intend to undertake several important steps that are necessary to continue the development of Cchek and continue to prepare the technology for the regulatory approval process. We plan to accumulate and process a greater number of cancer blood samples and normal blood samples, to be tested under consistent conditions and with the same protocols. We also intend to test benign conditions to determine whether we can successfully distinguish benign conditions from cancer. We expect to continue the development of our neural network and our use of artificial intelligence to determine whether it is capable of distinguishing one type of cancer from another. Further, we intend to select a specific cancer on which to focus. Finally, we aim to standardize our processes and procedures for Cchek and test and simulate a variety of varying conditions that may occur with the widespread distribution of a diagnostic test to determine the effects that such conditions may have on test results following commercialization.

We were incorporated in November 1982 under the laws of the State of Delaware. From inception through October 2012, our primary operations involved the development of patented technologies in the areas of thin-film displays and encryption. Beginning in October 2012, under the leadership of a new management team, we recapitalized our company, changed our corporate name and trading symbol, relocated our headquarters and modernized our computer systems. In July 2015, our shares of common stock began trading on NASDAQ.

In June 2015, we announced the formation of a new subsidiary, Anixa to develop a platform for non-invasive blood tests for the early detection of cancer. That platform is called Cchek. In July 2015, we announced a collaborative research agreement with The Wistar Institute (“Wistar”), the nation’s first independent biomedical research institute and a National Cancer Institute designated cancer research center, for the purpose of validating our cancer detection methodologies and establishing protocols for identifying certain biomarkers in the blood which we identified and which are known to be associated with malignancies. In August 2016 and again in July 2017, we announced the renewal and expansion of our relationship with Wistar.

In October 2015, we and Wistar announced favorable results from initial testing of a small group of breast cancer patients and healthy controls. One hundred percent of the blood samples tested from patients with varying stages of breast cancer showed the presence of the biomarkers we identified, and none of the healthy patient blood samples contained the biomarkers. Breast cancer is the second most common cancer in the United States and throughout the world.

In April 2016, we announced that we had demonstrated the efficacy of our Cchek early cancer detection platform with lung cancer. Lung cancer is the leading cause of death among cancers in the United States and throughout the world, accounting for approximately 27% of all cancer related deaths in the United States and 19% worldwide. In September 2016, we announced that we had demonstrated the efficacy of our Cchek early cancer detection platform with colon cancer. Colon cancer is the third most common cancer in men and the second most common cancer in women worldwide, with approximately 1.4 million new cases diagnosed each year, and approximately 700,000 deaths. At the end of September 2016 through the end of October 2016, we made similar announcements with respect to the efficacy of our Cchek early cancer detection platform for melanoma, ovarian cancer, liver cancer, thyroid cancer and pancreatic cancer. In November 2016, we announced that we had demonstrated the efficacy of our Cchek early cancer detection platform with six additional cancer types including appendiceal cancer (cancer of the appendix), uterine cancer, osteosarcoma (cancer of the bone), leiomyosarcoma (cancer of the soft tissue), liposarcoma (cancer of the connective tissue), and vulvar cancer (cancer of the vulva). In January 2017, we announced that we had demonstrated the efficacy of our Cchek early cancer detection platform with prostate cancer, bringing the number of cancer types for which the efficacy of Cchek has been validated to 15 through that date.

In May 2017, we announced that we had extended our collaboration with Virtua Healthcare System (“Virtua”). Pursuant to the extension, Virtua will continue to provide patient samples for our ongoing cancer study through May of 2018. In addition to Virtua, we have agreements in place for obtaining patient samples from several other third parties, including MD Anderson Cancer Network, University of Pennsylvania Abramson Cancer Center, Delaware Valley Urology and others.

In September 2017, we announced that the United States Patent and Trademark Office had issued U.S. Patent 9,739,783 protecting certain provisions of our cancer detection technology. Further, we announced that we had begun working with multiple collaborators demonstrating the utility of our technology for not only cancer detection but also monitoring therapy and evaluating patient response to immuno-oncology drugs. We also announced that we are planning to expand beyond diagnostics and had entered into an exclusive option agreement with Wistar to license intellectual property covering a proprietary Chimeric Antigen Receptor T-Cell (CAR-T) technology. This CAR-T technology focuses initially on Ovarian Cancer with potential future applications in Prostate, Pancreatic and other cancers as well.

Our Cchek cancer detection platform measures a patient's immune response to a malignancy by detecting the presence, absence and quantity of certain immune cells that exist in and around a tumor and that enter the blood stream. These types of cells and the tumor microenvironment have been the focus of recent groundbreaking published and reported research in immune-oncology, enabling the development of novel immunotherapies used for treating certain cancer types. Instead of seeking to alter or boost the body’s immune system and its ability to destroy cancer cells, as is the case with immunotherapy drugs, we have developed proprietary techniques and protocols for measuring the subtle immunological changes that occur in the blood stream during tumor development. Specifically, we seek to identify a subset of myeloid cells that we believe are diagnostic. These cells, often referred to as Myeloid Derived Suppressor Cells (MDSCs), are identified by specific surface proteins enabling characterization. We generally refer to MDSCs and other cells of the immune system that we believe can be diagnostic in nature as biomarkers. Through our proprietary protocols, we have had early success and have demonstrated accuracy in detecting these biomarkers in the peripheral blood of biopsy verified cancer patients, and in distinguishing the blood of healthy patients from the blood of cancer patients. Our goal is to establish Cchek as a non-invasive, inexpensive, cancer diagnostic blood test that can reduce or eliminate the need for traditionally expensive, invasive, painful and often inaccurate cancer diagnostic procedures which are currently in use.

 In each instance where we have demonstrated the efficacy of our cancer detection platform, fresh (utilized within 48 hours) blood samples from biopsy verified cancer patients have been tested at Wistar using a variety of experimental methodologies and protocols. Such unblinded, non-uniform testing is common during the initial development stage of new technologies and diagnostic tests. Blood samples from patients with differing severities of cancers (with some cancers such as breast cancer stage 0 to stage 4) have been tested, including samples from both pre-treatment and post-treatment patients. In addition, Wistar has also tested blood from healthy donors. A critical aspect of any cancer diagnostic is the ability to accurately distinguish patients with cancer from healthy patients. To date, we have analyzed blood samples from roughly 300 cancer patients and 150 healthy donors, across multiple cancer types, and have shown 90% and greater sensitivity and specificity in multiple sample sets.

Based upon our early results, our scientists are working with Wistar to finalize protocols and methodologies for identifying and classifying the immunologic biomarkers that are the foundation for our Cchek early cancer detection platform. Although our scientists, working in collaboration with Wistar, will continue to improve our processes and methodologies to achieve maximum performance, we expect our testing to become more uniform over time and to eventually test patient samples in a double-blinded manner. While studies comparing biopsy verified cancer patients have been compared to healthy donors, we have not yet evaluated benign conditions such as non-malignant neoplasias, systemic inflammatory conditions, infections and other potential conditions that impact or may impact the immune system. Such testing will be necessary for regulatory approval.

Based upon and following the results of a more extensive clinical study, we intend to determine what further studies are necessary and whether and when to begin the process of seeking regulatory approval for a cancer screening test or confirmatory diagnostic test based upon our Cchek technology. One manner of seeking regulatory approval is to have a lab certified to run our cancer tests pursuant to the Clinical Laboratory Improvement Act of 1967 and the Clinical Laboratory Improvement Amendments of 1988 (together, “CLIA”). Among other requirements, CLIA requires clinical laboratories that perform diagnostic testing to be certified by the state in which the lab is located, as well as the Center for Medicare and Medicaid Services. If we seek regulatory approval pursuant to CLIA, only those laboratories that are certified under CLIA to run our diagnostic test would be able to process test samples. CLIA certification may or may not require additional studies. We may seek to establish our own CLIA certified laboratory to run the diagnostic tests, or we may potentially contract with an existing CLIA certified lab, and seek to have that laboratory certified to run our diagnostic test.

 Another manner of obtaining regulatory approval would be to seek to have Cchek approved by the Food and Drug Administration (“FDA”), pursuant to what are commonly referred to as either the 510(K) process or the Premarket Application (“PMA”) process. The appropriate pathway for FDA approval would depend upon a variety of factors including the intended use of the test and the risks associated with such use. FDA approval can take several years and would entail additional clinical studies.

 We currently anticipate following the FDA approval pathway, however, our decision as to whether and when to seek CLIA certification or FDA approval of a diagnostic test or tests utilizing our Cchek technology will be dependent on a variety of factors including the results from more extensive clinical studies, the capital requirements of each approval process, the landscape for competitive diagnostic testing and the time and resources required by each approval process. It is possible that we may seek to have one or more diagnostic tests approved via CLIA certification, and other diagnostic test or tests approved by the FDA, or that we may seek simultaneous FDA approval and CLIA certification of a particular diagnostic test or tests.

We anticipate the initial market focus of Cchek will be in confirmatory, or pre-biopsy, testing. With a U.S. market of roughly 12 million biopsies annually and a high rate of negative biopsy results, we believe that positioning Cchek as a pre-biopsy test will reduce the number of unnecessary biopsies, thus improving patient outcomes and reducing healthcare costs.

 During the balance of 2017, we expect Cchek to be the primary focus of our Company. As part of our legacy operations, we remain engaged in limited patent licensing activities in the area of encrypted audio/video conference calling. We do not expect these activities to be a significant part of our ongoing operations.

 Over the past several fiscal quarters, our revenue has been derived from technology licensing and the sale of patented technologies, including in connection with the settlement of litigation. In addition to our Anixa subsidiary, we may make investments in and form new companies to develop additional emerging technologies.

Recent Developments

On October 27, 2017, we announced that we had satisfied all of our obligations under our existing secured debenture by paying the creditor the outstanding principal and interest in cash ahead of its due date.

On November 14, 2017, we announced that we had executed an exclusive license agreement with The Wistar Institute to license its CAR-T technology.  The CAR-T technology is initially focused on the treatment of Ovarian Cancer, with potential future applications in Prostate, Pancreatic and other cancers as well.  The engineered T-cells will use the Follicle Stimulating Hormone (FSH) to target ovarian cells that express the FSH-Receptor. In connection with the Wistar agreement, we formed a new subsidiary, Certainty Therapeutics, Inc., to develop and commercialize the CAR-T technology. As part of the license agreement, we issued to Wistar 5% of the equity of Certainty Therapeutics (we hold the remaining 95%). We also announced that we are currently negotiating with one of the country's top cancer centers to further develop CAR-T technology with the aim of completing the studies necessary to submit an Investigational New Drug application to the FDA, enabling human testing on Ovarian Cancer patients.

On November 17, 2017, we executed a cooperative research and development agreement with the H. Lee Moffitt Cancer Center and Research Institute to advance toward human clinical testing, the CAR-T technology licensed from The Wistar Institute aimed initially at Ovarian Cancer. Moffitt is one of the top cancer centers in the country with significant pre-clinical and clinical expertise with CAR-T technology and it has conducted many of the highest profile CAR-T trials in the world. We will work with researchers at Moffitt to complete all the studies necessary to submit an Investigational New Drug (IND) application with the U.S. FDA. The co-inventor of the CAR-T technology that we licensed from Wistar is now at Moffitt, and will be the principal investigator on the IND-enabling studies.

Corporate Information

Our principal executive offices are located at 3150 Almaden Expressway, Suite 250, San Jose, CA 95118, our telephone number is (408) 708-9808, and our Internet website address is http://www.ITUScorp.com.  The information on our website is not a part of, or incorporated in, this prospectus supplement.

THE OFFERING

Common stock offered by us:	3,000,000 shares of our common stock.

Manner of offering	“At the market offering” that may be made from time to time through our sales agent, B. Riley FBR. See “Plan of Distribution” on page S-14 of this prospectus supplement.

Use of Proceeds

We intend to use the net proceeds from these sales for general corporate purposes, including, but not limited to, ongoing clinical work, the development of new cancer related technologies, investing in or acquiring companies that are synergistic with or complimentary to our technologies, licensing activities related to our current and future product candidates and working capital. See “Use of Proceeds” on page S-11 of this prospectus supplement.

Risk Factors

Your investment in our securities involves substantial risks. You should consider the “Risk Factors” and the “Cautionary Note Regarding Forward-Looking Statements” included and incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors incorporated by reference from our filings with the SEC.

NASDAQ Capital Market symbol	“ITUS.”

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in this prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you or in any report incorporated by reference into this prospectus supplement, including our Annual Report on Form 10-K for the year ended October 31, 2016, or any Annual Report on Form 10-K or Quarterly Report on Form 10-Q that is incorporated by reference into this prospectus supplement after the date of this prospectus supplement. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

Risks Related to our Financial Condition and Operations

We have a history of losses and may incur additional losses in the future.

On a cumulative basis we have sustained substantial losses and negative cash flows from operations since our inception.  As of July 31, 2017, our accumulated deficit was approximately $154,388,000.  As of July 31, 2017, we had approximately $6,085,000 in cash and cash equivalents and short-term investments, and working capital of approximately $3,519,000. We incurred losses of approximately $5,016,000 in fiscal year 2016. We expect to incur material research and development expenses and to continue incurring significant legal and general and administrative expenses in connection with our operations.  As a result, we anticipate that we will incur losses in the future.

As a result of our current lack of financial liquidity, our independent registered public accounting firm (“auditors”) has expressed substantial doubt regarding our ability to continue as a “going concern.”

As a result of our historical losses and our current burn rate, our auditors’ report for our financial statements for the year ended October 31, 2016 contains a statement concerning our ability to continue as a “going concern” in the event that we are unable to obtain additional capital. Potential sources of capital include income from operations, debt and the sale of the Company’s equity securities. Many factors impact our ability to generate capital including the results of our ongoing clinical trials, the price of our stock, the liquidity of our stock, factors that influence the capital markets, and the overall health of the U.S. and world economies.

Because Cchek is at an early stage of development, it is not likely that we will generate revenue from operations for the foreseeable future. In the event that we are unable to raise additional capital, the ongoing development of Cchek would be materially and adversely impacted as would the continuing viability of the Company.

Our financial statements have been prepared assuming that we will continue as a going concern.  While we believe that we have sufficient capital to execute our business plan and fund our operations over the next 12 months, we will need to raise additional capital in the future.  Although we have been successful in the past in raising capital, we cannot provide any assurance that we will be successful in doing so in the future to the extent necessary to be able to fund our operating activities.  Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Nasdaq Stock Market LLC may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our common stock is listed on The Nasdaq Capital Market. Although we believe we currently meet all of the Nasdaq continued listing requirements, we cannot assure you that our securities will continue to be listed on Nasdaq in the future. If Nasdaq delists our common stock from trading on its exchange, we could face significant material adverse consequences, including:

•        a limited availability of market quotations for our securities;

•        reduced liquidity with respect to our securities;

•        a determination that our common stock is “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•        a limited amount of news and analyst coverage for our Company; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

We will need additional funding in the future which may not be available on acceptable terms, or at all, and, if available, may result in dilution to our stockholders.

Based on currently available information as of November 16, 2017, we believe that our existing cash, cash equivalents, short-term investments and expected cash flows from operations will be sufficient to fund our activities for the next 12 months. However, we will need additional financing in the future to fund our operations. To date, we have relied primarily upon cash from the public and private sale of equity and debt securities, as well as net proceeds from the December 2014 settlement with AUO Optronics Corporation (“AUO”), to generate the working capital needed to finance our operations.  If current cash on hand, cash equivalents, short term investments and cash that may be generated from our business operations are insufficient to continue to operate our business, we will be required to obtain more working capital.  We may seek to obtain working capital through sales of our equity securities or through bank credit facilities or public or private debt from various financial institutions. We cannot be certain that additional funding will be available on acceptable terms, or at all.  If we do identify sources for additional funding, the sale of additional equity securities or convertible debt could result in dilution to our stockholders. Additionally, the sale of equity securities or issuance of debt securities may be subject to certain security holder approvals or may result in the downward adjustment of the exercise or conversion price of our outstanding securities.  We can give no assurance that we will generate sufficient cash flows in the future to satisfy our liquidity requirements or sustain future operations, or that other sources of funding, such as sales of equity or debt, would be available or would be approved by our security holders, if needed, on favorable terms or at all.  If we fail to obtain additional working capital as and when needed, such failure could have a material adverse impact on our business, results of operations and financial condition.  Furthermore, such lack of funds may inhibit our ability to respond to competitive pressures or unanticipated capital needs, or may force us to reduce operating expenses, which would significantly harm the business and development of operations.

Failure to effectively manage our potential growth, including growth through any future acquisitions of complementary businesses, products and technologies, could place strains on our managerial, operational and financial resources and could adversely affect our business and operating results.

Our business strategy and potential growth, including growth through any future acquisitions of complementary businesses, products and technologies, may place a strain on managerial, operational and financial resources and systems.  Although we may not grow as we expect, if we fail to manage our growth effectively or to develop and expand our managerial, operational and financial resources and systems, our business and financial results will be materially harmed.

Additional Risks Related to This Offering

Since we have some discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose.  Accordingly, our management will have some flexibility in applying the net proceeds of this offering.  You will be relying on the judgment of our management with regard to the use of these net proceeds and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.  It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us.  The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 3,000,000 shares of our common stock are sold during the term of the At Market Issuance Sales Agreement with B. Riley FBR at a price of $2.83 per share, the last reported sale price of our common stock on The NASDAQ Capital Market on November 16, 2017, for aggregate net proceeds of $7,970,500 after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $2.19 per share, representing the difference between our as adjusted pro forma net tangible book value per share as of July 31, 2017 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants may result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

We do not anticipate declaring any cash dividends on our common stock which may adversely impact the market price of our stock.

We have never declared or paid cash dividends on our common stock and do not plan to pay any cash dividends in the near future. Our current policy is to retain all funds and any earnings for use in the operation and expansion of our business. If we do not pay dividends, our stock may be less valuable to you because a return on your investment will only occur if our stock price appreciates.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur as a result of our utilization of a universal shelf registration statement, our At Market Issuance Sales Agreement with B. Riley FBR or otherwise could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or the market perception that we are permitted to sell a significant number of our securities would have on the market price of our common stock.

The market price for our securities may be volatile, which could result in substantial losses to investors.

The market price for our common stock may be volatile and subject to wide fluctuations in response to factors including the following:

•	actual or anticipated fluctuations in our quarterly operating results;
•	our failure to meet or exceed securities analysts' expectations of our financial results;
•	a change in financial estimates or securities analysts' recommendations;
•	changes in management's or securities analysts' estimates of our financial performance;
•	future sales of our common stock;
•	low trading volume of our common stock;
•	additions or departures of key personnel; or
•	results of studies or patents.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. As a result, to the extent shareholders sell our securities in negative market fluctuation, they may not receive a price per share that is based solely upon our business performance. We cannot guarantee that shareholders will not lose some of their entire investment in our securities.

Our ability to raise capital may be limited by applicable laws and regulations.

We have an effective “shelf” registration statement on Form S-3 (Registration File No. 333-220963) that allows us to raise approximately up to $24 million from the public sale of common stock, preferred stock, warrants and units, we may not be able to use that registration statement to raise additional capital. Under current SEC regulations, at any time during which the aggregate market value of our common stock held by non-affiliates, or public float, is less than $75 million (calculated as set forth in Form S-3 and SEC rules and regulations), the amount we can raise through primary public offerings of our securities in any twelve-month period using a registration statement on Form S-3 will be limited to one-third of our public float.

Our public float may be calculated using the price at which our common stock was last sold, or the highest closing price of our common stock as of a date within 60 days prior to the date of filing. As of November 16, 2017, the aggregate market value of our outstanding common stock held by non-affiliates was $74,313,500 based on 16,606,254 outstanding shares of common stock, of which 14,892,485 shares are held by non-affiliates, and a per share price of $4.99, based at closing sale price of our common stock on September 26, 2017. The value of one-third of that public float was $24,771,167; however, unless our public float exceeds $75 million in the future, the market price of all the common stock sold by us under this prospectus supplement in the past twelve months will be subtracted from that amount to determine any future amount we can raise publicly using our Form S-3 shelf registration statement. Alternative means of raising capital through sales of our securities, including through the use of a "long form" registration statement on Form S-1 registration statement or in private placements of equity or debt securities, may be more costly and time-consuming and more difficult to market to potential investors.

USE OF PROCEEDS

We intend to use the net proceeds of this offering for general corporate purposes, including, but not limited to, ongoing clinical work, the development of new cancer related technologies, investing in or acquiring companies that are synergistic with or complimentary to our technologies and licensing activities related to our current and future product candidates and working capital. While a portion of the net proceeds may be used for the acquisition of businesses, products and technologies that are synergistic or complementary to ours, or for other strategic purposes, we have no current commitments or agreements to do so. We may use a portion of the net proceeds to repurchase outstanding warrants. Pending use of the net proceeds, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share and the adjusted net tangible book value per share of our common stock after this offering.

Our net tangible book value on July 31, 2017 was approximately $3,661,000, or $0.24 per share. “Net tangible book value”is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the sale of 3,000,000 shares of our common stock in this offering at an assumed offering price of $2.83 per share, which was the last reported sale price of our common stock on The NASDAQ Capital Market on November 16, 2017, and after deducting estimated offering commissions and expenses payable by us, our net tangible book value as of July 31, 2017 would have been approximately $11,631,000, or $0.64 per share of common stock. This represents an immediate increase in net tangible book value of $0.40 per share to our existing stockholders and an immediate dilution in net tangible book value of $2.19 per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Assumed offering price per share		$2.83
Net tangible book value per share as of July 31, 2017	$0.24
Increase per share attributable to new investors	$0.40
Net tangible book value per share after giving effect to this offering		$0.64
Dilution per share to new investors		$2.19

The table above assumes, for illustrative purposes, that an aggregate of 3,000,000 shares of our common stock are sold at a price of $2.83 per share, the last reported sale price of our common stock on The NASDAQ Capital Market on November 16, 2017, for aggregate gross proceeds of $8,490,000. The shares sold in this offering, if any, will be sold from time to time at various prices.

The number of shares of our common stock that will be outstanding immediately after this offering as shown above is based on 16,606,254 shares outstanding as of the date of this prospectus supplement. The number of shares outstanding as of the date of this prospectus supplement, as used throughout this prospectus supplement, unless otherwise indicated, excludes the following, all as of the date of this prospectus supplement:

•        1,687,246 shares of our common stock issuable upon exercise of stock options outstanding under our 2010 Share Incentive Plan, 761,556 of which are not currently exercisable, which have a weighted average exercise price of $1.52 per share and 25,200 shares of our common stock issuable upon exercise of stock options outstanding under our 2003 Share Incentive Plan which have a weighted average exercise price of $3.41 per share;

•        19,226 shares of our common stock reserved for future issuance under our 2010 Share Incentive Plan;

•        1,780,000 shares of our common stock issuable upon the exercise of stock options outstanding pursuant to stock options that were not granted under the 2003 Share Plan or the 2010 Share Plan which have a weighted average exercise price of $1.58 per share; and

•        829,400 shares of our common stock issuable upon exercise of our outstanding warrants which have a weighted average exercise price of $7.04.

To the extent that any of our outstanding options or warrants are exercised, we grant additional options or other awards under our stock incentive plan or issue additional warrants, or we issue additional shares of common stock in the future, there may be further dilution.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

For a description of the common stock being offered hereby, please see “Description of Securities We May Offer” in the accompanying prospectus.

PRICE RANGE OF COMMON STOCK

Our common stock has been listed on The NASDAQ Capital Market under the symbol “ITUS” since July 9, 2015. Prior to July 9, 2015, our common stock was quoted on the OTCQB. On June 26, 2015, we consummated a one-for-twenty five reverse stock split. The following table shows the high and low per share sale prices of our common stock for the periods indicated.

	High	Low

Fiscal Year Ended October 31, 2016
1stQuarter	$4.85	$2.01
2ndQuarter	3.31	1.88
3rdQuarter	3.70	2.55
4thQuarter	6.82	2.85

Fiscal Year Ending October 31, 2017
1stQuarter	$6.60	$4.20
2ndQuarter	5.50	1.85
3rdQuarter	2.05	0.71
4thQuarter	5.25	0.60

Fiscal Year Ending October 31, 2018
1stQuarter (1)	$3.27	$1.90

(1)  Through November 16, 2017

On November 16, 2017, the last sale price reported on The NASDAQ Capital Market for our common stock was $2.83 per share.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain earnings, if any, to support our business strategy and do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the sole discretion of our board of directors after taking into account various factors, including our financial condition, operating results, capital requirements and any plans for expansion.

PLAN OF DISTRIBUTION

We have entered into an At Market Issuance Sales Agreement with B. Riley FBR pursuant to which we may issue and sell up to an aggregate of 3,000,000 of shares of our common stock from time to time through B. Riley FBR acting as agent. A copy of the At Market Issuance Sales Agreement has been filed as an exhibit to a Current Report on Form 8-K filed on November 17, 2017.

Upon delivery of a placement notice and subject to the terms and conditions of the At Market Issuance Sales Agreement, B. Riley FBR may sell our common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act. We or B. Riley FBR may suspend or terminate the offering of our common stock upon notice and subject to other conditions.

We will pay B. Riley FBR in cash, upon each sale of our common stock pursuant to the At Market Issuance Sales Agreement, a commission in an amount equal to 5% of the aggregate gross proceeds from each sale of our common stock. B. Riley FBR may also receive customary brokerage commissions from purchasers of the common stock in compliance with FINRA Rule 2121. B. Riley FBR may affect sales to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from B. Riley FBR and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal.  Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have agreed, under certain circumstances, to reimburse a portion of B. Riley FBR’s expenses, including legal fees, in connection with this offering up to a maximum of $30,000. We estimate that the total expenses for the offering, excluding compensation and expense reimbursement payable to B. Riley FBR under the terms of the At Market Issuance Sales Agreement, will be approximately $65,000.

Settlement for sales of common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and B. Riley FBR in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and B. Riley FBR may agree upon.

B. Riley FBR will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The NASDAQ Capital Market. In connection with the sale of the common stock on our behalf, B. Riley FBR will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of B. Riley FBR will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to B. Riley FBR against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the At Market Issuance Sales Agreement will terminate upon the termination of the sales agreement as permitted therein.

B. Riley FBR and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, B. Riley FBR will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

This prospectus in electronic format may be made available on a web site maintained by B. Riley FBR and B. Riley FBR may distribute this prospectus electronically.

LEGAL MATTERS

The validity of the issuance of the common stock offered by this prospectus supplement will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York. B. Riley FBR is being represented in connection with this offering by Duane Morris LLP.

EXPERTS

The consolidated financial statements of ITUS Corporation and subsidiaries as of and for the years ended October 31, 2015 and 2016 have been incorporated by reference in the registration statement in reliance upon the report of Haskell & White LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC ’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference”certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus supplement. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus supplement will automatically update and supersede information contained in this prospectus supplement, including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing:

•        Our Annual Report on Form 10-K for the year ended October 31, 2016, filed with the SEC on December 7, 2016, and as amended on December 8, 2016;

•        Our Quarterly Reports on Form 10-Q for the quarters ended January 31, 2017 (filed with the SEC on March 16, 2017), April 30, 2017 (filed with the SEC on May 26, 2017), and July 31, 2017 (filed with the SEC on September 8, 2017);

•        Our Current Reports on Form 8-K filed with the SEC on December 7, 2016, March 8, 2017 and April 13, 2017, May 17, 2017, July 12, 2017, July 21, 2017, August 18, 2017, August 24, 2017, September 27, 2017, September 29, 2017 and October 3, 2017; and

•        The description of our common stock contained in our Current Report on Form 8-K filed on March 31, 2014 and as it may further be amended from time to time.

All documents that we filed with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus supplement have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus supplement, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus supplement. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus supplement is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may requests, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporate by reference), by contacting Amit Kumar, c/o ITUS Corporation, at 3150 Almaden Expressway, San Jose, CA 95118. Our telephone number is (408) 708-9808. Information about us is also available at our website at http://www.ITUScorp.com. However, the information in our website is not a part of this prospectus supplement and is not incorporated by reference.

Prospectus

ITUS CORPORATION

___________________________

$24,000,000

COMMON STOCK

PREFERRED STOCK

WARRANTS

UNITS

•         common stock;

•         preferred stock;

•         warrants to purchase our securities offered hereby; or

•         units comprised of, or other combinations of, the foregoing securities.

We may offer and sell these securities separately or together, in one or more series or classes and in amounts, at prices and on terms described in one or more offerings.  We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers.  The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.  For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of this offering.

Our common stock is quoted on the Nasdaq Capital Market under the symbol “ITUS.” The last reported sale price of our common stock on The NASDAQ Capital Market on October 12, 2017 was $3.41 per share. The aggregate market value of our outstanding common stock held by non-affiliates is $74,088,376 based on 16,558,739 shares of outstanding common stock, of which 14,847,370 shares are held by non-affiliates, and a per share price of $4.99 which was the closing sale price of our common stock as quoted on the NASDAQ Capital Market on September 26, 2017. During the 12 calendar month period that ends on, and includes, the date of this prospectus, we have offered and sold $11,998,775 of our securities pursuant to General Instruction I.B.6 of Form S-3.

Concurrently with the securities being offered by us in a primary offering pursuant to this prospectus, an additional 1,487,606 shares of our common stock have been registered in a separate prospectus included in our Registration Statement on Form S-3 (File No. 333-217060) declared effective on April 10, 2017 and 3,272,143 shares of our common stock have been registered in a secondary offering in a separate prospectus included in our Post-Effective Amendment No. 2 to Form S-1 on Form S-3 (File No. 333-193869) declared effective on February 2, 2016.

If we decide to seek a listing of any preferred stock, warrants or units offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 6 and the risk factors in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports and, if any, in the relevant prospectus supplement.  We urge you to carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, describing the terms of these securities before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is October 13, 2017

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any of the securities described in this prospectus, for total gross proceeds of up to $24,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement to this prospectus that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus.

We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Documents by Reference,” before investing in any of the securities being offered. You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

This prospectus contains, or incorporates by reference, trademarks, tradenames, service marks and service names of ITUS Corporation.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein may contain forward looking statements that involve risks and uncertainties.  All statements other than statements of historical fact contained in this prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the SEC. The following discussion should be read in conjunction with the consolidated financial statements for the fiscal years ended October 31, 2016 and 2015 and notes incorporated by reference herein. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

      You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

     Any forward-looking statement you read in this prospectus, any prospectus supplement or any document incorporated by reference reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K and 10-K filed with the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in our Company.  You should carefully read the entire prospectus, including all documents incorporated by reference herein. In particular, attention should be directed to our “Risk Factors,” “Information With Respect to the Company,”  “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

As used herein,and any amendment or supplement hereto, unless otherwise indicated, “we,” “us,” “our,” the “Company,” or “ITUS” means ITUS Corporation and its wholly-owned subsidiaries.  Unless otherwise indicated, all references in this prospectus to “dollars” or “$” refer to US dollars.

Business Overview

ITUS Corporation, through its wholly owned subsidiary, Anixa Diagnostics Corporation, or Anixa, is using the power of the immune system to diagnose cancer. CchekTM, our early cancer detection blood test, monitors certain subtle changes that occur in the immune system throughout early tumor formation and tumor growth. We hope that Cchek will one day become part of the standard blood work ordered for patients during routine doctor visits.

Cancer survival data from the past 50 years indicates that the earlier cancer is diagnosed, the higher the likelihood of survival. For many cancers, such as breast cancer and prostate cancer, early diagnoses (e.g., at stage 1 or stage 2) often result in cancer survival rates of between 90% and 100%, while later diagnoses (e.g., at stage 3 or stage 4) often result in survival rates of less than 30%. While much of the focus and research dollars have been spent trying to cure advanced cancers, the cancer survival data indicates that technologies which can find cancer early have the potential to have an enormous impact on increasing cancer survival rates and reducing cancer mortalities. For those cancers for which we currently have cancer detection technologies, we believe existing diagnostics are outdated, yielding results that are often inaccurate and unreliable for the doctor and invasive and expensive for the patient. For many other cancers, there are no effective means of early cancer detection.

Although early in its development, the efficacy of Cchek has already been demonstrated with 15 cancer types, including lung cancer, breast cancer, colon cancer, prostate cancer, pancreatic cancer, ovarian cancer, liver cancer, thyroid cancer and seven other cancers. When tested using blood samples from biopsy verified cancer patients and blood samples from healthy patients, Cchek has demonstrated a high degree of accuracy in detecting early and late stage cancers, and a high degree of reliability in distinguishing the blood of cancer patients from healthy patients. While many of the newest immunotherapy drugs are attempting to modify or enhance the power of the immune system to treat advanced cancers, we are relying on certain types of immune cells to diagnose cancer. Through the use of proprietary methodologies and protocols for identifying and monitoring these cells, including the use of artificial intelligence to interpret results, we believe that it will be possible to diagnose the presence of many types of cancer early with a relatively simple, inexpensive blood test.

Over the next nine to 12 months, we intend to undertake several important steps that are necessary to continue the development of Cchek and continue to prepare the technology for the regulatory approval process. We plan to accumulate and process a greater number of cancer blood samples and normal blood samples, to be tested under consistent conditions and with the same protocols. We also intend to test benign conditions such as non-cancerous illness and inflammation that could cause an immune response to determine whether we can successfully distinguish benign conditions from cancer. We expect to continue the development of our neural network and our use of artificial intelligence to determine whether it is capable of distinguishing one type of cancer from another. Further, we intend to select a specific cancer on which to focus. Finally, we aim to standardize our processes and procedures for Cchek and test and simulate a variety of varying conditions that may occur with the widespread distribution of a diagnostic test to determine the effects that such conditions may have on test results following commercialization.

We were incorporated in November 1982 under the laws of the State of Delaware. From inception through October 2012, our primary operations involved the development of patented technologies in the areas of thin-film displays and encryption. Beginning in October 2012, under the leadership of a new management team, we recapitalized our company, changed our corporate name and trading symbol, relocated our headquarters and modernized our computer systems. In July 2015, our shares of common stock began trading on NASDAQ.

In June 2015, we announced the formation of a new subsidiary, Anixa, to develop our Ccheck platform for non-invasive blood tests for the early detection of cancer. In July 2015, we announced a collaborative research agreement with The Wistar Institute, or Wistar, the nation’s first independent biomedical research institute and a National Cancer Institute designated cancer research center, for the purpose of validating our cancer detection methodologies and establishing protocols for identifying certain biomarkers in the blood which we identified and which are known to be associated with malignancies. In August 2016 and again in July 2017, we announced the renewal and expansion of our relationship with Wistar.

In October 2015, we and Wistar announced favorable results from initial testing of a small group of breast cancer patients and healthy controls. One hundred percent of the blood samples tested from patients with varying stages of breast cancer showed the presence of the biomarkers we identified, and none of the healthy patient blood samples contained the biomarkers. Breast cancer is the second most common cancer in the United States and throughout the world.

In April 2016, we announced that we had demonstrated the efficacy of our Cchek early cancer detection platform with lung cancer. Lung cancer is the leading cause of death among cancers in the United States and throughout the world, accounting for approximately 27% of all cancer related deaths in the United States and 19% worldwide. In September 2016, we announced that we had demonstrated the efficacy of our Cchek early cancer detection platform with colon cancer. Colon cancer is the third most common cancer in men and the second most common cancer in women worldwide, with approximately 1.4 million new cases diagnosed each year, and approximately 700,000 deaths. At the end of September 2016 through the end of October 2016, we made similar announcements with respect to the efficacy of our Cchek early cancer detection platform for melanoma, ovarian cancer, liver cancer, thyroid cancer and pancreatic cancer. In November 2016, we announced that we had demonstrated the efficacy of our Cchek early cancer detection platform with six additional cancer types including appendiceal cancer (cancer of the appendix), uterine cancer, osteosarcoma (cancer of the bone), leiomyosarcoma (cancer of the soft tissue), liposarcoma (cancer of the connective tissue), and vulvar cancer (cancer of the vulva). In January 2017, we announced that we had demonstrated the efficacy of our Cchek early cancer detection platform with prostate cancer, bringing the number of cancer types for which the efficacy of Cchek has been validated to 15 through that date.

Our Cchek cancer detection platform measures a patient's immune response to a malignancy by detecting the presence, absence and quantity of certain immune cells that exist in and around a tumor and that enter the blood stream. These types of cells and the tumor microenvironment have been the focus of recent groundbreaking published and reported research in immune-oncology, enabling the development of novel immunotherapies used for treating certain cancer types. Instead of seeking to alter or boost the body’s immune system and its ability to destroy cancer cells, as is the case with immunotherapy drugs, we have developed proprietary techniques and protocols for measuring the subtle immunological changes that occur in the blood stream during tumor development. Specifically, we seek to identify a subset of myeloid cells that we believe are diagnostic. These cells, often referred to as Myeloid Derived Suppressor Cells (MDSCs), are identified by specific surface proteins enabling characterization. We generally refer to MDSCs and other cells of the immune system that we believe can be diagnostic in nature as biomarkers. Through our proprietary protocols, we have had early success and have demonstrated accuracy in detecting these biomarkers in the peripheral blood of biopsy verified cancer patients, and in distinguishing the blood of healthy patients from the blood of cancer patients. Our goal is to establish Cchek as a non-invasive, inexpensive, cancer diagnostic blood test that can reduce or eliminate the need for traditionally expensive, invasive, painful and often inaccurate cancer diagnostic procedures which are currently in use.

In each instance where we have demonstrated the efficacy of our cancer detection platform, fresh (utilized within 48 hours) blood samples from biopsy verified cancer patients have been tested at Wistar using a variety of experimental methodologies and protocols. Such unblinded, non-uniform testing is common during the initial development stage of new technologies and diagnostic tests. Blood samples from patients with differing severities of cancers (with some cancers such as breast cancer stage 0 to stage 4) have been tested, including samples from both pre-treatment and post-treatment patients. In addition, Wistar has also tested blood from healthy donors. A critical aspect of any cancer diagnostic is the ability to accurately distinguish patients with cancer from healthy patients. To date, we have analyzed blood samples from roughly 300 cancer patients and 150 healthy donors, across multiple cancer types, and have shown 90% and greater sensitivity and specificity in multiple sample sets.

Based upon our early results, our scientists are working with Wistar to finalize protocols and methodologies for identifying and classifying the immunologic biomarkers that are the foundation for our Cchek early cancer detection platform. Although our scientists, working in collaboration with Wistar, will continue to improve our processes and methodologies to achieve maximum performance, we expect our testing to become more uniform over time and to eventually test patient samples in a double-blinded manner. While studies comparing biopsy verified cancer patients have been compared to healthy donors, we have not yet evaluated benign conditions such as non-malignant neoplasias, systemic inflammatory conditions, infections and other potential conditions that impact or may impact the immune system. Such testing will be necessary for regulatory approval.

Based upon and following the results of a more extensive clinical study, we intend to determine what further studies are necessary and whether and when to begin the process of seeking regulatory approval for a cancer screening test or confirmatory diagnostic test based upon our Cchek technology. One manner of seeking regulatory approval is to have a lab certified to run our cancer tests pursuant to the Clinical Laboratory Improvement Act of 1967 and the Clinical Laboratory Improvement Amendments of 1988, together referred to as CLIA. Among other requirements, CLIA requires clinical laboratories that perform diagnostic testing to be certified by the state in which the lab is located, as well as the Center for Medicare and Medicaid Services. If we seek regulatory approval pursuant to CLIA, only those laboratories that are certified under CLIA to run our diagnostic test would be able to process test samples. CLIA certification may or may not require additional studies. We may seek to establish our own CLIA certified laboratory to run the diagnostic tests, or we may potentially contract with an existing CLIA certified lab, and seek to have that laboratory certified to run our diagnostic test.

 Another manner of obtaining regulatory approval would be to seek to have Cchek approved by the Food and Drug Administration, or FDA, pursuant to what are commonly referred to as either the 510(K) process or the Premarket Application, or PMA, process. The appropriate pathway for FDA approval would depend upon a variety of factors including the intended use of the test and the risks associated with such use. FDA approval can take several years and would entail additional clinical studies.

We currently anticipate following the FDA approval pathway, however, our decision as to whether and when to seek CLIA certification or FDA approval of a diagnostic test or tests utilizing our Cchek technology will be dependent on a variety of factors including the results from more extensive clinical studies, the capital requirements of each approval process, the landscape for competitive diagnostic testing and the time and resources required by each approval process. It is possible that we may seek to have one or more diagnostic tests approved via CLIA certification, and other diagnostic test or tests approved by the FDA, or that we may seek simultaneous FDA approval and CLIA certification of a particular diagnostic test or tests.

We anticipate the initial market focus of Cchek will be in confirmatory, or pre-biopsy, testing. With a US market of roughly 12 million biopsies annually and a high rate of negative biopsy results, we believe that positioning Cchek as a pre-biopsy test will reduce the number of unnecessary biopsies, thus improving patient outcomes and reducing healthcare costs.

During the balance of 2017, we expect Cchek to be the primary focus of our Company. As part of our legacy operations, we remain engaged in limited patent licensing activities in the area of encrypted audio/video conference calling. We do not expect these activities to be a significant part of our ongoing operations.

Over the past several fiscal quarters, our revenue has been derived from technology licensing and the sale of patented technologies, including in connection with the settlement of litigation. In addition to our Anixa subsidiary, we may make investments in and form new companies to develop additional emerging technologies.

Recent Developments

On May 9, 2017, we announced that we had extended our collaboration with Virtua Healthcare System (“Virtua”). Pursuant to the extension, Virtua will continue to provide patient samples for our ongoing cancer study through May of 2018. In addition to Virtua, we have agreements in place for obtaining patient samples from several partners, including MD Anderson Cancer Network, University of Pennsylvania Abramson Cancer Center, Delaware Valley Urology and others.

Additionally, on September 18, 2017, we announced that the United States Patent and Trademark Office had issued U.S. Patent 9,739,783 related to our cancer detection technology.

Further, on September 21, 2017, we announced that we had begun working with multiple collaborators demonstrating the utility of our technology for not only cancer detection but also monitoring therapy and evaluating patient response to immuno-oncology drugs. We also announced that we are planning to expand beyond diagnostics and had entered into an exclusive option agreement until November 14, 2017 with Wistar to license intellectual property covering a proprietary Chimeric Antigen Receptor T-Cell (CAR-T) technology. This CAR-T technology focuses initially on Ovarian Cancer with potential future applications in Prostate, Pancreatic and other cancers as well.

Corporate Information

Our principal executive offices are located at 3150 Almaden Expressway, Suite 250, San Jose, CA 95118, our telephone number is (408) 708-9808, and our Internet website address is http://www.ITUScorp.com.  The information on our website is not a part of, or incorporated in, this prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk.  Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in any prospectus supplement and in any related free writing prospectus for a specific offering of securities, as well as those incorporated by reference into this prospectus or such prospectus supplement.  You should also carefully consider other information contained and incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes thereto incorporated by reference in this prospectus. The risks and uncertainties described in the applicable prospectus supplement and our other filings with the SEC incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of the described risks occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline and you may lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from these sales for general corporate purposes, which includes, without limitation, ongoing clinical work, the development of new cancer related technologies, investing in or acquiring companies that are synergistic with or complimentary to our technologies, licensing activities related to our current and future product candidates and working capital, the development of emerging technologies, investing in or acquiring companies that are developing emerging technologies, licensing activities, or the acquisition of other businesses. The amounts and timing of these expenditures will depend on numerous factors, including the development of our current business initiatives.

PLAN OF DISTRIBUTION

We may sell the securities from time to time to or through underwriters or dealers, through agents, or directly to one or more purchasers.  A distribution of the securities offered by this prospectus may also be effected through the issuance of warrants.  In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•        a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•        purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

•        ordinary brokerage transactions and transactions in which a broker solicits purchasers.

A prospectus supplement or supplements with respect to each series of securities will describe the terms of the offering, including, to the extent applicable:

•        the terms of the offering;

•        the name or names of the underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•        the public offering price or purchase price of the securities or other consideration therefor, and the proceeds to be received by us from the sale;

•        any delayed delivery requirements;

•        any over-allotment options under which underwriters may purchase additional securities from us;

•        any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation

•        any discounts or concessions allowed or re-allowed or paid to dealers; and

•        any securities exchange or market on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•        at a fixed price or prices, which may be changed;

•        in an “at the market” offering within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act;

•        at prices related to such prevailing market prices; or

•        at negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

Underwriters and Agents; Direct Sales

If underwriters are used in a sale, they will acquire the offered securities for their own account and may resell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

Unless the prospectus supplement states otherwise, the obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement.  Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Dealers

We may sell the offered securities to dealers as principals. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may provide agents, underwriters, dealers and remarketing firms with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.  This includes commercial banking and investment banking transactions.

Market-Making; Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock, which is quoted on the Nasdaq Capital Market.  If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities.  We have no current plans for listing of the preferred stock, warrants or units on any securities exchange or quotation system; any such listing with respect to any particular preferred stock, warrants or units will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in our common stock on the Nasdaq Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Fees and Commissions

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

DESCRIPTION OF SECURITIES WE MAY OFFER

General

This prospectus describes the general terms of our capital stock. The following description is not complete and may not contain all the information you should consider before investing in our capital stock. For a more detailed description of these securities, you should read the applicable provisions of Delaware law and our certificate of incorporation, as amended, referred to herein as our certificate of incorporation, and our amended and restated bylaws, referred to herein as our bylaws. When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of securities, you must refer to both the prospectus supplement relating to that series and the description of the securities described in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The total number of shares of capital stock we are authorized to issue is 24,020,000 shares, of which (a) 24,000,000 are common stock and (b) 20,000 are blank check preferred stock.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $24,000,000 in the aggregate of:

•         common stock;

•         preferred stock;

•         warrants to purchase our securities offered hereby; or

•         units comprised of, or other combinations of, the foregoing securities.

When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Common Stock

As of October 12, 2017, there were 16,558,739 shares of common stock issued and outstanding, held of record by approximately 311 stockholders. Subject to preferential rights with respect to any outstanding preferred stock, all outstanding shares of common stock are of the same class and have equal rights and attributes.

Dividend Rights

Holders of the common stock may receive dividends when, as and if declared by our board of directors out of the assets legally available for that purpose and subject to the preferential dividend rights of any other classes or series of stock of our Company.  We have never paid, and have no plans to pay, any dividends on our shares of common stock.

Voting Rights

Holders of the common stock are entitled to one vote per share in all matters as to which holders of common stock are entitled to vote. Holders of not less than a majority of the outstanding shares of common stock entitled to vote at any meeting of stockholders constitute a quorum unless otherwise required by law.

Election of Directors

Directors hold office until the next annual meeting of stockholders and are eligible for re-election at such meeting. Directors are elected by a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. There is no cumulative voting for directors.

Liquidation

In the event of any liquidation, dissolution or winding up of the Company, holders of the common stock have the right to receive ratably and equally all of the assets remaining after payment of liabilities and liquidation preferences of any preferred stock then outstanding.

Redemption

The common stock is not redeemable or convertible and does not have any sinking fund provisions.

Preemptive Rights

Holders of the common stock do not have preemptive rights.

Other Rights

Our common stock is not liable to further calls or to assessment by the registrant and for liabilities of the registrant imposed on its stockholders under state statutes.

Right to Amend Bylaws

The board of directors has the power to adopt, amend or repeal the bylaws.  Bylaws adopted by the board of directors may be repealed or changed, and new bylaws made, by the stockholders, and the stockholders may prescribe that any bylaw made by them shall not be altered, amended or repealed by the board of directors.

Change in Control

Provisions of Delaware law and our certificate of incorporation and bylaws could make the acquisition of our company by means of a tender offer, proxy contest or otherwise, and the removal of incumbent officers and directors, more difficult. These provisions include:

Section 203 of the DGCL, which prohibits a merger with a 15%-or-greater stockholder, such as a party that has completed a successful tender offer, until three years after that party became a 15%-or-greater stockholder;

The authorization in our certificate of incorporation of undesignated preferred stock, which could be issued without stockholder approval in a manner designed to prevent or discourage a takeover; and

Provisions in our bylaws regarding stockholders' rights to call a special meeting of stockholders limit such rights to stockholders holding together at least a majority of shares of the Company entitled to vote at the meeting, which could make it more difficult for stockholders to wage a proxy contest for control of our board of directors or to vote to repeal any of the anti-takeover provisions contained in our certificate of incorporation and bylaws.

Together, these provisions may make the removal of management more difficult and may discourage transactions that could otherwise involve payment of a premium over prevailing market prices for our common stock.

Market, Symbol and Transfer Agent

Our common stock is listed for trading on the Nasdaq Capital Market under the symbol “ITUS”. The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.

Preferred Stock

Our certificate of incorporation empowers our board of directors, without action by our shareholders, to issue up to 20,000 shares of blank check preferred stock from time to time in one or more series, which preferred stock may be offered by this prospectus and supplements thereto. As of October 12, 2017, 140 shares of Series A convertible preferred stock, the Series A preferred stock, were designated and 0 shares of Series A preferred stock was outstanding.

                We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include any or all of the following, as required:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	any contractual limitations on our ability to declare, set aside or pay any dividends;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

            If we issue shares of preferred stock under this prospectus, after receipt of payment therefor, the shares will be fully paid and non-assessable.

The Delaware General Corporation Law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights provided for in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our Company or make removal of management more difficult. Additionally, the issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Series A Convertible Preferred Stock

Conversion

The Series A preferred stock is convertible into shares of common stock at any time following issuance at the option of the holder (subject to certain limitations described below). Each share of Series A preferred stock is convertible into approximately 5,285.4 shares of common stock pursuant to the terms of the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock, or the Certificate of Designations. Such ratio is calculated by dividing the stated value of each share of Series A preferred stock ($25,000) by $4.73.

Ranking; Dividends

The Company may not, directly or indirectly, incur any indebtedness or create a new class of equity that is expressly senior in right of payment to the Series A preferred stock without prior written consent of at least two-thirds of the outstanding Series A preferred stock holders.  The Series A preferred stock holders are not entitled to receive cash dividends. In the event that the Company declares a stock dividend or otherwise makes a distribution to the common stock holders, the terms of the Series A preferred stock will be adjusted proportionately so that the holder after such dividend or distribution will be entitled to receive the aggregate number and kind of shares, evidences, rights, options, warrants or securities which, the holder would have owned if the Series A preferred stock had been converted immediately prior to the time of the distribution.

Subsequent Equity Sales

In the event that the Company issues additional shares of common stock and/or any rights, warrants, options or other securities or debt convertible, exercisable or exchangeable for shares of common stock or otherwise entitling any person to acquire shares of common stock in connection with a financing pursuant to which the effective net price to the Company for such securities, or the Effective Price, is less than 75% of the then conversion price, then subject to certain exceptions set forth in the Certificate of Designations, the conversion price will be reduced to the Effective Price.

Maximum Conversion

The Company will not effect any conversion of the Series A preferred stock if after giving effect to such conversion, the holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act) on an as-converted basis with the common stock in excess of 4.99%, or the Maximum Percentage, of the number of shares of common stock outstanding immediately after giving effect to such conversion. A holder may increase the Maximum Percentage by providing written notice to the Company of its intention to exceed the Maximum Percentage at a time no earlier than 60 days after such notice.

Board and Observer Rights

For so long as any holder of Series A preferred stock beneficially owns at least 2,000,000 shares of common stock, such holder has the right to designate one representative, reasonably acceptable to the Company as a board observer, to the Company’s board of directors. In lieu of the right to designate an observer to the board of directors, the holder may designate one representative, reasonably acceptable to the Company, to serve on the board of directors.

Redemption; Mandatory Conversion

Upon at least 60 days prior written notice to the Company, on November 11, 2016, any holder of Series A preferred stock has a one-time right to require the Company to redeem all or some of its shares of Series A preferred stock for cash that is specifically generated from the sale of the Company’s equity securities. The redemption price per share is equal to the “stated value.”

After November 11, 2016, the Company has the right to convert any outstanding shares of Series A preferred stock into shares of common stock, subject to certain volume restrictions, if the average of the high and low trading price of the common stock for any 10 out of 20 consecutive trading days exceeds the then conversion price.

Liquidation Preference

In the event of a liquidation, dissolution or winding up of the Company, then the holders of the Series A preferred stock are entitled to receive out of the assets of the Company legally available for distribution, prior to and in preference to distributions to the holders of common stock and either in preference to or pari pasu with the holders of any other series of preferred stock that may be issued in the future, an amount equal to the “stated value” of the Series A preferred stock. The remaining assets of the Company will then be distributed to the holders of the Series A preferred stock and the holders of the common stock on an as converted basis.

Other Provisions

This section is a summary and may not describe every aspect of the common stock and Series A preferred stock that may be important to you. We urge you to read applicable Delaware law, our certificate of incorporation, including the Certificate of Designations, and bylaws, because they, and not this description, define your rights as a holder of common stock.

Warrants

We may issue warrants to purchase any of the securities offered hereby. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the warrant and warrant agreement, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants.  Each warrant will entitle the holder of warrants to purchase the amount of securities at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other material terms of the units and their constituent securities.

FORMS OF SECURITIES

Each security may be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

The specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement.

Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments to holders with respect to securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the warrant agents, the unit agents or any other agent of the Company, agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other payment or distribution to holders of that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York.  If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of ITUS Corporation and subsidiaries as of and for the years ended October 31, 2016 and 2015 have been incorporated by reference in the registration statement in reliance upon the report of Haskell & White LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarter and periodic reports, proxy statements and other information with the Securities and Exchange Commission using the Commission’s EDGAR system. You may inspect these documents and copy information from them at the Commission’s offices at public reference room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http//www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” in this prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents.  The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.  We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing.

1.      Our Annual Report on Form 10-K for the year ended October 31, 2016, filed with the SEC on December 7, 2016, as amended on Form 10-K/A and filed with the SEC on December 8, 2016;

2.      Our Quarterly Reports on Form 10-Q for the quarters ended January 31, 2017, April 30, 2017 and July 31, 2017, as filed with the SEC on March 16, 2017, May 26, 2017 and September 8, 2017, respectively;

3.      Our Definitive Proxy Statement on Schedule 14A filed with the SEC on August 8, 2017;

4.      Our Current Reports on Form 8-K filed with the SEC on December 7, 2016, March 8, 2017, April 13, 2017, May 17, 2017, July 12, 2017, July 21, 2017, August 18, 2017, August 24, 2017, September 27, 2017, September 29, 2017 and October 3, 2017; and

5.      The description of our common stock contained in our Current Report on Form 8-K filed on March 31, 2014 and as it may further be amended from time to time.

                All documents that we filed with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may requests, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporate by reference), by contacting Dr. Amit Kumar, c/o ITUS Corporation, at 3150 Almaden Expressway, Suite 250, San Jose, CA 95118. Our telephone number is (408) 708-9808. Information about us is also available at our website at http://www.ITUScorp.com. However, the information in our website is not a part of this prospectus and is not incorporated by reference.

ITUS CORPORATION

Up to 3,000,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT

B. RILEY FBR

November 13, 2017